UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Square, Suite 2550 Memphis, Tennessee		38103
(Address of principal executive offices)		(Zip Code)
(901) 522-9300
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Director for Any Reason Other than Disagreement with the Company.

On August 28, 2014, Michael A. Pietrangelo notified MRI Interventions, Inc. (the “Company”) of his decision to resign as a member of the Company’s Board of Directors (the “Board”) effective as of September 3, 2014. Mr. Pietrangelo also serves as a member of the Board’s Audit Committee. Having served as a director of the Company since March 2010, Mr. Pietrangelo elected to step down from the Board simply to give a new director candidate, Pascal E.R. Girin, who has extensive management and operations experience in the medical device industry, the opportunity to serve as a member of the Board. Accordingly, Mr. Pietrangelo’s resignation was not the result of any disagreement with the Company, its management or its operations, policies or practices.

In recognition of the contributions made by Mr. Pietrangelo as a director of the Company, the Board’s Compensation Committee accelerated the vesting of two stock options previously awarded to Mr. Pietrangelo, an option to purchase 45,000 shares awarded to Mr. Pietrangelo on April 13, 2012 under the Company’s 2012 Incentive Compensation Plan, and an option to purchase 20,000 shares awarded to Mr. Pietrangelo on June 4, 2014 under the Company’s Non-Employee Director Equity Incentive Plan. For those two stock option awards, as well as the option to purchase 20,000 shares that was awarded to Mr. Pietrangelo on June 14, 2013 under the Company’s 2013 Incentive Compensation Plan and the options to purchase an aggregate of 50,000 shares that were awarded to Mr. Pietrangelo on December 13, 2013 under the Company’s 2010 Non-Qualified Stock Option Plan, the Compensation Committee also extended the option exercise period through September 3, 2016.

(d)	Election of New Director.

On August 29, 2014, the Board, with the recommendation of the Corporate Governance and Nominating Committee, elected Pascal E.R. Girin to serve as a director of the Company, effective as of September 3, 2014, until the 2015 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal.

Mr. Girin possesses over two decades of management and executive experience in the field of medical technology. Mr. Girin has served as Executive Vice President and Chief Operating Officer of Wright Medical Technology, Inc. since November 2012. Prior to joining Wright Medical, Mr. Girin served as President and Chief Executive Officer of Keystone Dental Inc. from February 2011 to June 2012, at which time the company successfully merged with Southern Implants Inc. From October 2010 to February 2011, Mr. Girin served as Executive Vice President and Chief Operating Officer of Keystone Dental Inc. From July 2010 to September 2010, Mr. Girin served as Chief Operating Officer of ev3 Inc. following its acquisition by a wholly owned subsidiary of Covidien Group S.a.r.l. Prior to that time, Mr. Girin served as Executive Vice President and Chief Operating Officer of ev3 Inc. from January 2010 to July 2010, as Executive Vice President and President, Worldwide Neurovascular and International of ev3 Neurovascular Inc. from July 2008 to January 2010, as Senior Vice President and President, International of ev3 International from July 2005 to July 2008, and as General Manager, Europe of ev3 Inc. from September 2003 to July 2005. From September 1998 to August 2003, Mr. Girin served in various capacities at BioScience Europe Baxter Healthcare Corporation, most recently as Vice President. Mr. Girin received an engineering education at the French Ecole des Mines. From November 2010 until November 2, 2012, Mr. Girin had served as a director of Tornier, N.V., a publicly traded global medical device company, as well as a member of its Nominating, Corporate Governance and Compliance Committee.

In accordance with the Company’s Non-Employee Director Compensation Plan (the “Director Compensation Plan”), Mr. Girin will be entitled to receive a $15,000 annual retainer for service as a Board member, a $1,000 fee per Board meeting attended in person and a $500 fee per Board meeting attended via telephone. Additionally, Mr. Girin will receive a supplemental annual retainer in the event he is appointed to serve as a member of a committee of the Board.

In connection with his election to the Board and pursuant to the terms of the Director Compensation Plan, Mr. Girin will be granted an option purchase 45,000 shares of the Company’s common stock. The shares subject to such stock option will vest in equal annual installments over three years. In addition, pursuant to the Director Compensation Plan, on the day following each annual meeting of stockholders in which he is elected or is then serving as a director, Mr. Girin will receive an option to purchase 20,000 shares of the Company’s common stock. Such stock options will vest on the earlier of the first anniversary of the grant date or the day immediately preceding the next annual meeting of stockholders.

The Company will also enter into its standard form of indemnification agreement with Mr. Girin (the “Indemnification Agreement”) as a director of the Company. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Girin, under the circumstances and to the extent provided for therein, for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director of the Company, any subsidiary of the Company or any other company or enterprise to which he provides services at the Company’s request. The foregoing description of the terms and conditions of the Indemnification Agreement is only a summary and is qualified in its entirety by the full text of the Indemnification Agreement, the form of which was previously filed as Exhibit 10.8 to the Company’s General Form for Registration of Securities on Form 10, as originally filed on December 28, 2011, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Girin and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Girin and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Girin and the Company.

Item 7.01     Regulation FD Disclsoure.

On September 3, 2014, the Company issued a press release with respect to the election of Mr. Girin to the Company’s Board. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibits are filed pursuant to Item 9.01:

Exhibit No.	Description

10.1

Form of Indemnification Agreement, previously filed as Exhibit 10.8 to the Company’s General Form for Registration of Securities on Form 10, as originally filed on December 28, 2011, and incorporated herein by reference

10.2	Non-Employee Director Compensation Plan, previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, as originally filed on June 14, 2013, and incorporated herein by reference

99.1	Press Release of the Company dated September 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI INTERVENTIONS, INC.

By:	/s/ Oscar Thomas
Oscar Thomas
Vice President, Business Affairs

Date: September 3, 2014